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                         MONTHLY SERVICER'S CERTIFICATE

                      FIRST USA BANK, NATIONAL ASSOCIATION

                       FIRST NBC CREDIT CARD MASTER TRUST
                                 SERIES 1997-1


                  FOR THE NOVEMBER 10, 2000 DETERMINATION DATE

                          FOR THE 39TH MONTHLY PERIOD


The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2 First USA Bank, National Association is Servicer under the Pooling and Servicing Agreement.

  3  The undersigned is a Servicing Officer.

  4 The date of this Certificate is November 10, 2000, which is a Determination Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $120,814,767

     (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of
          Finance Charge Receivables                 $14,797,091

     (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal
          Receivables was                            $106,017,676

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $901,329,628

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

         None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to    $183,855,379

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

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 Monthly Servicer's Certificate
 Page 2  (all amounts in dollars except percentages)

     11  Monthly Period Trust Activity
     (a) Trust Activity                                               Total Trust
        ===================================================      =====================
         Beginning Aggregate Principal Receivables                        890,119,755
         Beginning Excess Funding Account Balance                                   0
         Beginning Total Principal Balance                                890,119,755
         Collections of Finance Charge Receivables                         14,797,091
         Discount Percentage                                                        0
         Discount Option Receivables Collections                                    0
         Net Recoveries                                                             0
         Total  Collections of Finance Charge Receivables                  14,797,091
         Total Collections of Principal Receivables                       106,017,676
         Net Default Amount                                                 3,295,809
         Minimum Aggregate Principal Receivables Balance                  700,000,000
         Ending Aggregate Principal Receivables                           883,855,379
         Ending Excess Funding Account Balance                                      0
         Ending Total Principal Balance                                   883,855,379

     (b) Series Allocations                                           Series 1997-1       Series 1998-1        All Series
        ===================================================      ==========================================================
         Group Number                                                               1                 2
         Investor Interest                                                300,000,000       400,000,000        700,000,000
         Adjusted Investor Interest                                       300,000,000       400,000,000        700,000,000
         Principal Funding Account Balance                                          0                 0                  0
         Minimum Transferor Interest                                                                            61,869,877

     (c) Group I Allocations                                          Series 1997-1       Total Group I
        ===================================================      =======================================
         Investor Finance Charge Collections                                4,987,112         4,987,112

         Investor Monthly Interest                                          1,558,388         1,558,388
         Investor Monthly Fees (Servicing Fee)                                375,000           375,000
         Investor Default Amounts                                           1,110,797         1,110,797
         Investor Additional Amounts                                                0                 0
         Total                                                              3,044,185         3,044,185

         Reallocated Investor Finance Charge Collections                    4,987,112         4,987,112
         Available Excess                                                   1,942,928         1,942,928

     12  Series 1997-1 Certificates
                                                                          Series 1997-1          All Other         Transferor's
     (a) Investor/Transferor Allocations                  Trust              Interest             Series             Interest
        ========================================================================================================================
         Beginning Investor/Transferor Amounts          890,119,755            300,000,000       400,000,000        190,119,755
         Beginning Adjusted Investor Interest           890,119,755            300,000,000       400,000,000
         Floating Investor Percentage                    100.00000%             33.703330%        44.937774%
         Fixed Investor Percentage                         0.00000%               0.00000%          0.00000%
         Collections of Finance Chg. Receivables         14,797,091              4,987,112         6,649,483
         Collections of Principal Receivables           106,017,676             35,731,487        47,641,983
         Net Default Amount                               3,295,809              1,110,797         1,481,063

         Ending Investor/Transferor Amounts             883,855,379            300,000,000       400,000,000        183,855,379

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 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)

                                                                                                 Collateral
     (b) Monthly Period Funding Requirements             Class A             Class B              Interest            Total
        ========================================================================================================================
         Principal Funding Account                                0                      0                 0                  0
         Principal Funding Investment Proceeds                    0                      0                 0                  0
         Withdrawal from Reserve Account                          0                      0                 0                  0
         Available Reserve Account Amount                         0                      0                 0                  0
         Required Reserve Account Amount                          0                      0                 0                  0

         Coupon                                            6.15000%               6.35000%          7.22000%           6.23355%
         Floating Investor Percentage                     29.15338%               2.35923%          2.19072%          33.70333%
         Fixed Investor Percentage                                0                      0                 0                  0
         Investor Monthly Interest                        1,329,938                111,125           117,325          1,558,388
         Overdue Monthly Interest                                 0                      0                 0                  0
         Additional Interest                                      0                      0                 0                  0
                 Total Interest Due                       1,329,938                111,125           117,325          1,558,388
         Investor Default Amounts                           960,840                 77,756            72,202          1,110,797
         Investor Monthly Fees                              324,375                 26,250            24,375            375,000
         Investor Additional Amounts                              0                      0                 0                  0
                 Total Due                                2,615,152                215,131           213,902          3,044,185

                                                                                                 Collateral
     (c) Certificates - Balances and Distributions       Class A             Class B              Interest            Total
        ========================================================================================================================
         Beginning Investor Interest                    259,500,000             21,000,000        19,500,000        300,000,000
         Monthly Principal-Prin. Funding Account                  0                      0                 0                  0
         Principal Payments                                       0                      0                 0                  0
         Interest Payments                                1,329,938                111,125           117,325          1,558,388
         Total Payments                                   1,329,938                111,125           117,325          1,558,388
         Ending Investor Interest                       259,500,000             21,000,000        19,500,000        300,000,000

     (d) Information regarding Payments in respect of the Class A Certificates
         (per $1,000 original certificate principal amount)
         1.  Total Payment                                                                                             5.125000
         2.  Amount of Payment in respect of Class A Monthly Interest                                                  5.125000
         3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                 0
         4.  Amount of Payment in respect of Class A Additional Interest                                                      0
         5.  Amount of Payment in respect of Class A Principal                                                                0

     (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
         1.  Total amount of Class A Investor Charge-Offs                                                                     0
         2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                          0
         3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                               0
         4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
              principal amount                                                                                                0
         5.  The amount, if any, by which the outstanding Principal Balance of the Class A
              Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
              transactions on such Distribution Date                                                                          0

     (f) Information regarding Payments in respect of the Class B Certificates
         (per $1,000 original certificate principal amount)
         1.  Total Payment                                                                                             5.291667
         2.  Amount of Payment in respect of Class B Monthly Interest                                                  5.291667
         3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                 0
         4.  Amount of Payment in respect of Class B Additional Interest                                                      0
         5.  Amount of Payment in respect of Class B Principal                                                                0

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 Monthly Servicer's Certificate
 Page 4  (all amounts in dollars except percentages)

     (g) Amount of reductions in Class B Investor Interest pursuant to clauses
         (c), (d) and (e) of the definition of Class B Investor Interest
         1.  Amount of reductions in Class B Investor Interest                                                                0
         2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
             principal amount                                                                                                 0
         3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                    0
         4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
             $1,000 original certificate principal amount                                                                     0
         5.  The amount, if any, by which the outstanding Principal Balance of the Class B
             Certificates exceeds the Class B Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                           0

     (h) Information regarding Distribution in respect of the Collateral Interest
         1.  Total distribution                                                                                         6.016667
         2.  Amount of distribution in respect of Collateral Monthly Interest                                           6.016667
         3.  Amount of distribution in respect of Collateral Overdue Interest                                                  0
         4.  Amount of distribution in respect of Collateral Monthly Principal                                                 0

     (i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
         of the definition of Collateral Interest
         1.  Amount of reductions in Collateral Interest                                                                       0
         2.  Total amount reimbursed in respect of reductions of Collateral Interest                                           0

     (j) Application of Reallocated Investor Finance Charge Collections
         1.  Class A Available Funds                                                                                   4,313,852

              a.  Class A Monthly Interest                                                                             1,329,938
              b.  Class A Overdue Monthly Interest                                                                             0
              c.  Class A Additional Interest                                                                                  0
              d.  Class A Servicing Fee                                                                                  324,375
              e.  Class A Investor Default Amount                                                                        960,840

              f.   Excess Spread                                                                                       1,698,700

         2.  Class B Available Funds                                                                                     349,098

              a.  Class B Monthly Interest                                                                               111,125
              b.  Class B Overdue Monthly Interest                                                                             0
              c.  Class B Additional Interest                                                                                  0
              d.  Class B Servicing Fee                                                                                   26,250

              e.  Excess Spread                                                                                          211,723

         3.  Collateral Holder Available Funds                                                                           324,162

              a.  Excess Spread                                                                                          324,162

         4.  Total Excess Spread                                                                                       2,234,585

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 Monthly Servicer's Certificate
 Page 5  (all amounts in dollars except percentages)

     (k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
          1.  Beginning Excess Spread                                                                                  2,234,585
          2.  Excess Finance Charge Collections                                                                                0
          3.  Applied to fund Class A Required Amount                                                                          0
          4.  Unreimbursed Class A Investor Charge-Offs                                                                        0
          5.  Applied to fund Class B Required Amount                                                                     77,756
          6.  Reductions of Class B Investor Interest treated as Available Principal Collections                               0
          7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                              117,325
          8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee              24,375
          9.  Collateral Investor Default Amount treated as Available Principal Collections                               72,202
         10. Reductions of Collateral Interest treated as Available Principal Collections                                      0
         11. Deposit to Reserve Account (if required)                                                                          0
         12. Applied to other amounts owed to Collateral Interest Holder                                                       0
         13. Balance to constitute Excess Finance Charge Collections for other series                                  1,942,928

     13  Trust Performance
     (a) Delinquencies
         1.  30-59 days                                                                                               12,289,802
         2.  60-89 days                                                                                                7,569,463
         3.  90 days and over                                                                                         11,895,548
         4.  Total 30+ days delinquent                                                                                31,754,813

     (b) Base Rate
              a.  Current Monthly Period                                                                                8.23355%
              b.  Prior Monthly Period                                                                                  8.24928%
              c.  Second Prior Monthly Period                                                                           8.24911%
     (c) Three Month Average Base Rate                                                                                  8.24398%

     (d) Portfolio Yield (gross portfolio yield less net defaults)
              a.  Current Monthly Period                                                                               15.50526%
              b.  Prior Monthly Period                                                                                 13.61148%
              c.  Second Prior Monthly Period                                                                          15.78346%
     (e) Three Month Average Portfolio Yield                                                                           14.96673%

     (f) Excess Spread  Percentage
              a.  Current Monthly Period                                                                                7.77171%
              b.  Prior Monthly Period                                                                                  5.86220%
              c.  Second Prior Monthly Period                                                                           8.03435%
     (g) Three Month Average Excess Spread Percentage                                                                   7.22275%

     (h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)                            13.57287%

     (i) Portfolio Adjusted Yield                                                                                       7.27171%

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of
         November

                                                                                First USA Bank, National Association, as Servicer

                                                                                By: /s/ Tracie Klein
                                                                                -----------------------------------------
                                                                                Name: Tracie Klein
                                                                                Title: First Vice President
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